Exhibit 10.2

FORM OF
CHANGE IN CONTROL SEVERANCE AGREEMENT

          THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”) is made and entered into as of this ____ day of ___________, 2008, (the “Commencement Date”), by and between ANCHOR BANK (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 5(a) hereof or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law, is hereinafter referred to as the “Bank”), and _______________ (the “Employee”).

          WHEREAS, the Employee is currently serving as _______________________________; and

          WHEREAS, the board of directors of the Bank (the “Board”) recognizes that the possibility of a change in control of the Bank or of its holding company, Anchor Bancorp (the “Company”), may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management to the detriment of the Bank, the Company and its stockholders; and

          WHEREAS, the Board believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to the Employee’s assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Company and/or the Bank, although no such change is now contemplated; and

          WHEREAS, the Board has approved and authorized the execution of this Agreement with the Employee;

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

          1. Certain Definitions.

                    (a)          The term “Change in Control” means (1) an offeror other than the Company purchases shares of stock of the Company or the Bank pursuant to a tender or exchange offer for such shares; (2) an event of a nature that results in the acquisition of control of the Company or the Bank within the meaning of the Bank Holding Company Act of 1956, as amended, under 12 U.S.C. Section 1841 (or any successor statute or regulation) or requires the filing of a notice with the Federal Deposit Insurance Corporation (“FDIC”) under 12 U.S.C. Section 1817(j) (or any successor statute or regulation); (3) any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”)) that is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company’s or the Bank’s outstanding securities; (4) individuals who are members of the board of directors of the Company immediately following the Commencement Date or who are members of the Board immediately following the Commencement Date (in each case, the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Commencement Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or whose nomination for election by the Company’s stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (5) consummation of a plan of reorganization, merger, acquisition, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity, provided that the term “Change in Control” shall not include an acquisition of securities by an employee benefit plan of the Bank or the Company.

                    (b)          The term “Commencement Date” means the date of this Agreement.

                    (c)          The term “Consolidated Subsidiaries” means any subsidiary or subsidiaries of the Company (or its successors) that are part of the affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the “Code”), without regard to subsection (b) thereof) that includes the Bank, including but not limited to the Company.

                    (d)          The term “Date of Termination” means the date upon which the Employee ceases to serve as an employee of the Bank.

                    (e)          The term “Involuntary Termination” means the termination of the employment of Employee (i) by the Bank, without his/her express written consent; or (ii) by the Employee by reason of a material diminution of or interference with his/her duties, responsibilities or benefits, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a requirement that the Employee be based at any place other than Lacey, Washington, or within a radius of 35 miles from the location of the Bank’s administrative offices as of the Commencement Date, except for reasonable travel on Company or Bank business; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to the Employee, other than as part of a Bank- or Company-wide reduction in staff; (4) a reduction in the Employee’s salary or a material adverse change in the Employee’s perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank; (5) a material permanent increase in the required hours of work or the workload of the Employee; or (6) any purported termination of the Employee’s employment, except for Termination for Cause (and, if applicable, the requirements of Section 1(g) hereof), which purported termination shall not be effective for purposes of this Agreement. The term “Involuntary Termination” does not include Termination for Cause, retirement or suspension or temporary or permanent prohibition from participation in the conduct of the Bank’s affairs under Section 8 of the Federal Deposit Insurance Act.

                    (f)          The term “Section 409A” means Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.

                    (g)          The terms “Termination for Cause” and “Terminated for Cause” mean termination of the employment of the Employee because of the Employee’s personal dishonesty, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (except as provided below) material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his/her action or failure to act was in the best interest of the Company or the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the board of directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee’s counsel, to be heard before the Board), stating that in the good faith opinion of the board of directors the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

          2. Term. The term of this Agreement shall be a period of three years beginning on the Commencement Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that prior to such anniversary, the board of directors explicitly reviews and approves the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

          3. Severance Benefits.

                    (a)          If after a Change in Control, the Bank shall terminate the Employee’s employment other than for Termination for Cause, or employment is terminated in the event of Involuntary Termination by the Employee, each within 12 months following a Change in Control, the Bank shall (i) pay the Employee his/her salary, including the pro rata portion of any incentive award, through the Date of Termination; (ii) continue to pay, for the remaining term of this Agreement, for the life, health and disability coverage that is in effect with respect to the Employee and his/her eligible dependents; and (iii) pay to the Employee in a lump sum in cash, within 25 days after the later of the date of such Change in Control or the Date of Termination, an amount equal to 299% of the Employee’s “base amount” as determined under Section 280G of the Code.

          Notwithstanding any other provision of this Agreement, if payments and the value of benefits received or to be received under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee, would cause any amount to be nondeductible by the Company or any of the Consolidated Subsidiaries for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

                    (b)          The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise. This Agreement does not constitute a contract of employment or impose on the Company or the Bank any obligation to retain the Employee, to change the status of the Employee’s employment, or to change the Company’s or the Bank’s policies regarding termination of employment.

                    (c)          Notwithstanding the provisions of Section 3(a), payments under Section 3(a)(iii) thereunder:

(i)          shall be payable only if the Employee’s termination of employment also constitutes a “separation from service” within the meaning of Section 409A, taking into account the relevant rules and presumptions in the final Section 409A regulations;

(ii)          shall be considered made under a “separation pay plan” (within the meaning of Section 409A) to the extent such payment may be treated as made under a separation pay plan. Any additional amounts due the Employee under Section 3(a)(iii) shall be (A) considered deferred compensation for purposes of Section 409A, and (B) subject to subparagraph (iii) below.

(iii)          that are considered to be deferred compensation under Section 409A shall not be paid earlier than six months after the Employee’s separation from service (as defined in Section 3(c)(i) above), if the Employee is a “specified employee” (within the meaning of Section 409A). Payment(s) delayed on account of the preceding sentence shall be paid on the earlier of the 185th day following the Employee’s separation from service (as herein defined) or his/her death.

          The purpose of this paragraph 3(c) is to cause the Agreement to comply with Section 409A, and these provisions (and the Agreement) shall be administered and interpreted accordingly.

          4. Attorneys’ Fees. If the Employee is purportedly Terminated for Cause and the Bank denies payments and/or benefits under Section 3(a) of this Agreement on the basis that the Employee experienced Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 12 that “cause” as contemplated by Section 1(g) of this Agreement did not exist for termination of the Employee’s employment, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts or provision of any benefits owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys’ fees, incurred in challenging such termination of employment or collecting such amounts or benefits. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

          5. No Assignments.

                    (a)          This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Bank, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Bank in the same amount and on the same terms that Employee would be entitled to hereunder if an event of Involuntary Termination occurred, in addition to any payments and benefits to which the Employee is entitled under Section 3 hereof. For purposes of implementing the provisions of this Section 5(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                    (b)          This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of the death of the Employee, unless otherwise provided herein, all amounts payable hereunder shall be paid to the Employee’s devisee, legatee, or other designee or, if there be no such designee, to the Employee’s estate.

          6. Deferred Payments. If following a termination of the Employee, the aggregate payments to be made by the Bank under this Agreement and all other plans or arrangements maintained by the Company or any of the Consolidated Subsidiaries would exceed the limitation on deductible compensation contained in Section 162(m) of the Code in any calendar year, any such amounts in excess of such limitation shall be mandatorily deferred with interest thereon at 8.0% per annum to a calendar year such that the amount to be paid to the Employee in such calendar year, including deferred amounts, does not exceed such limitation, provided, however, that such deferral shall not extend past when the deferred amount must be paid pursuant to Section 409A.

          7. Delivery of Notices. For the purposes of this Agreement, all notices and other communications to any party hereto shall be in writing and shall be deemed to have been duly given when delivered or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

At the address last appearing on the personnel records of the Employee

If to the Bank:	Anchor Bank 120 N. Broadway Aberdeen, Washington 98520 Attention: Secretary

or to such other address as such party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

          8. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

          9. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          11. Governing Law. This Agreement shall be governed by the laws of the State of Washington to the extent that federal law does not govern.

          12. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators in a location selected by the Employee within 100 miles of such Employee’s job location with the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

* * * * *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:	ANCHOR BANK

Cheryl L. Dill, Secretary	By: Jerald L. Shaw
Its: President and Chief Executive Officer

EMPLOYEE